Exhibit 10.1

LOAN AGREEMENT

This Agreement is entered into by and between the following parties on April 9th 2026:

Lender (Party A):

Name: Yee Cheong (1926) Enterprise Company

Registered Address: Flat B-C, 1/F., Wang Kwong Industrial Building, 45 Hung To Road, Kwun Tong, Kowloon.

Borrower (Party B):

Name: MILLENNIUM HOLDINGS INTERNATIONAL LIMITED

Registered Address: Flat B-C, 1/F., Wang Kwong Industrial Building, 45 Hung To Road, Kwun Tong, Kowloon.

SECTION 1 LOAN BASIC INFORMATION

1. Loan Amount: HKD (11,700,000)

2. Loan Purpose: Working capital and general corporate purposes.

3. Loan Term: From April 9th 2026 to April 8th 2034

4. Interest Rate: annual rate of 2.83%, payable monthly in arrears.

5. Security: This Loan is unsecured.

SECTION 2 LOAN DISBURSEMENT AND PAYMENT

1. Party A shall disburse the full loan amount to Party B’s designated account within 10 working days after this Agreement takes effect:

Account Name: Yee Cheong (1926) Enterprise Company Limited

Bank: The Hong Kong and Shanghai Banking Corporation Ltd

Account Number: 741-386338-838

SECTION 3 REPAYMENT METHOD

1. Installment repayment (specific terms: repay principal and interest monthly).

2. Repayment Account: Party B shall repay to Party A’s designated account:

Account Name: Millennium Holdings International Limited

Bank: Bank of China (Hong Kong)

Account Number: 012-875-2-040250-5

3. Prepayment: Party B may prepay the Loan in whole or in part at any time without penalty, upon not less than five (5) business days’ prior written notice to Party A.

SECTION 4 DEFAULT LIABILITIES

1. If Party B defaults on repayment, penalty interest shall be charged at HKMCI Prime Rate plus 6%.

SECTION 5 AMENDMENT AND TERMINATION

1. Any amendment to the terms of this Agreement shall require written consent from both parties.

2. Party A reserves the right to terminate this Agreement immediately and demand full repayment under the following circumstances:

- Party B’s repayment is overdue for more than 60 days;

- Party B’s operational deterioration or increased credit risk.

SECTION 6 DISPUTE RESOLUTION

Disputes arising from this Agreement shall be resolved through negotiation; if unresolved, submit to the courts of Hong Kong for resolution.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

SECTION 7 REPRESENTATIONS AND WARRANTIES

Each party represents and warrants to the other party as follows:

1. It is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

2. It has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement.

3. The execution, delivery, and performance of this Agreement do not conflict with or result in a breach of any law, regulation, or agreement to which it is a party or by which it is bound.

4. This Agreement constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

SECTION 8 MISCELLANEOUS

1. This Agreement shall take effect upon signature and seal by both parties.

2. This Agreement is executed in 2 counterparts, with each party holding 1 copies, all having equal legal effect.

3. Severability: If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

4. Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, and agreements relating thereto.

5. Assignment: Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

Party A (Seal):

Signature of Legal Representative/Authorized Representative: Lai Yau Chi

Date: 9 April 2026

Party B (Seal):

Signature of Legal Representative/Authorized Representative: Lai Ming Hung Matthew

Date: 9 April 2026